NEWS
                           Delta and Pine Land Company
                                  P.O. Box 157
                            Scott, Mississippi 38772
 __________________________________________________________________________

Contact: Investors                       Media
         Tom Jagodinski                  Jonathan Gasthalter/Cassandra Bujarski
         Delta and Pine Land Company     Citigate Sard Verbinnen
         662-742-4518                    212-687-8080

            DELTA AND PINE LAND COMPANY ANNOUNCES SECOND QUARTER AND
                           SIX-MONTH OPERATING RESULTS

           Raises 2006 Earnings Guidance to $1.15 to $1.25 Per Share,
              After Expected Litigation Expenses of $0.10 Per Share

 USDA Planting Intentions Report Indicates an Increase in Cotton Acreage of 3%

         Repurchases $15 million of Common Shares Through March 31, 2006
                -------------------------------------------------

         SCOTT, MS, April 4, 2006 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for the second quarter and six-month period ended February 28, 2006.

         Second Quarter Results
         Net income for the 2006 second quarter was $0.40 per diluted share, compared to last year's second quarter net income of $0.48 per diluted share. Second quarter earnings include charges of $0.01 per diluted share related to Pharmacia/Monsanto litigation expenses and a benefit of $0.01 per diluted share related to the reversal of the cumulative effect of a change in accounting that was recorded in the first quarter related to stock-based compensation expense. In the prior year second quarter, Pharmacia/Monsanto litigation expenses were $0.02 per diluted share.
         Revenues were $115.0 million in the 2006 second quarter, compared to $119.9 million recorded in the year-ago quarter. The revenue decrease was primarily attributable to a shift in domestic shipments from the second quarter to the third quarter, offset by increased prices of both seed and technology. Additionally, sales were impacted by higher sales allowances and lower international sales units. Consistent with the U.S., sales volumes in Mexico and Greece were lower primarily due to a shift in product shipments from the second quarter to the third quarter. Earnings were also impacted in the second quarter of 2006 by increased spending on research and development activities related to new technologies, higher professional fees related to litigation (other than the Pharmacia/Monsanto lawsuit), and stock-based compensation costs.

         Six Month Results
         After charges of $0.03 per diluted share related to Pharmacia/Monsanto litigation expenses, net income for the 2006 six-month period was $0.14 per diluted share, compared to net income of $0.37 per diluted share for the same period last year. Net income included a reduction of $0.05 per diluted share for Pharmacia/Monsanto litigation expenses in the 2005 six-month period.
         Revenues for the 2006 six-month period were $124.8 million, compared to $137.3 million in the prior year. Revenues were impacted by a shift in domestic product shipments from the second quarter to the third quarter, offset by increased prices of both seed and technology, higher sales allowances and lower international sales. Sales volumes in South America were impacted by a reduction in the cotton acreage planted in Brazil, which occurred in the first quarter. Sales volumes in Mexico and Greece were lower versus the prior year period, primarily due to a shift in sales from the second quarter to the third quarter. Earnings were also impacted by increased spending on research and development activities related to new technologies, higher professional fees related to litigation (other than the Pharmacia/Monsanto lawsuit), and stock-based compensation costs.
         Tom Jagodinski, President and Chief Executive Officer, said, "While our second quarter and six-month results are lower than the prior year periods, we continue to be confident in our business outlook. Our business is strong, and, based on an expected increase in cotton acreage, we are raising our 2006 guidance. We believe we have an adequate supply of seed for our key products to meet expected demand. Further, we continue to rapidly develop new elite varieties with new technologies from Monsanto, Syngenta and DuPont and are pleased with the progress to date."

         Share Repurchase Program
         From September 1, 2005 through March 31, 2006, D&PL repurchased 650,000 shares at an aggregate purchase price of approximately $15 million under the June 30, 2005, share repurchase program. The Company expects to continue repurchasing shares under this plan over time and through a variety of methods, which generally will include open market purchases. The timing and amount of repurchases under this program will depend on market conditions, legal restrictions and other factors.

         Increased 2006 Earnings Guidance
         For the fiscal year 2006, D&PL is raising its earnings guidance to $1.15 to $1.25 per diluted share, after charges of $0.10 per diluted share related to its lawsuit against Pharmacia and Monsanto and has issued third quarter guidance of $1.28 to $1.38 per diluted share. Previously, D&PL expected to report 2006 earnings per diluted share in the range of $1.10 to $1.20, after charges of $0.10 per diluted share related to its lawsuit against Pharmacia and Monsanto. The 2006 guidance takes into consideration additional revenues expected to be derived from higher technology fees from Monsanto's new traits and seed mix changes, partially offset by additional costs related to product development and the launch of new technologies, expenses related to stock-based compensation and sales and marketing expenses.
          Earnings are significantly affected by planted cotton acreage in the U.S. Based on current market conditions (primarily commodity prices and the cost of inputs), the Company now expects cotton plantings in the U.S. to increase over 2005 plantings of 14.2 million acres by 3%, based on various industry estimates. The Company's updated earnings guidance is based on increased cotton acreage as well as assumptions regarding the maintenance of our market share and product/sales mix targets being met. The USDA issued its Planting Intentions report on March 31, 2006 and has estimated 2006 cotton acreage of 14.6 million acres, a 3% increase, or 439,000 acres, over the prior year.

         Conference Call
         D&PL will hold a conference call this morning at 11:00 a.m. EDT/10:00 a.m. CDT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 7109872. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon EDT/ 11:00 a.m. CDT on Tuesday, April 4, 2006 through midnight EDT/ 11:00 p.m. CDT on Tuesday, April 11, 2006 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 7109872.

         About Delta and Pine Land Company
         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.
                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                    February 28,        February 28,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        114,977    $        119,859
COST OF SALES                                                                               74,145              75,175
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                40,832              44,684
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  6,182               5,646
   Selling                                                                                   3,917               3,486
   General and administrative                                                                7,333               4,905
                                                                                  -----------------   ------------------
                                                                                            17,432              14,037
                                                                                  -----------------   ------------------
OPERATING INCOME                                                                            23,400              30,647

INTEREST INCOME, NET                                                                           177                 641
OTHER EXPENSE, NET                                                                            (730)               (973)
EQUITY IN NET LOSS OF AFFILIATE                                                               (780)               (648)
MINORITY INTEREST IN LOSS (EARNINGS) OF SUBSIDIARIES                                           131                  (9)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  22,198              29,658
INCOME TAX EXPENSE                                                                          (7,680)            (10,498)
                                                                                  -----------------   ------------------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                        14,518              19,160

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                                             358                   -
                                                                                  -----------------   ------------------

NET INCOME                                                                                  14,876              19,160

DIVIDENDS ON PREFERRED STOCK                                                                  (160)               (128)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $                   $
                                                                                            14,716              19,032
                                                                                  =================   ==================

BASIC EARNINGS PER SHARE, BEFORE CUMULATIVE
     EFFECT OF ACCOUNTING CHANGE                                                  $           0.41    $           0.49
                                                                                  =================   ==================

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                                $           0.01    $             -
                                                                                  =================   ==================

BASIC EARNINGS PER SHARE                                                          $           0.42    $           0.49
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                                                                  35,688              38,763
                                                                                  =================   ==================

DILUTED EARNINGS PER SHARE, BEFORE CUMULATIVE
     EFFECT OF ACCOUNTING CHANGE                                                  $          0.39     $           0.48
                                                                                  =================   ==================

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                                $          0.01     $              -
                                                                                  =================   ==================

DILUTED EARNINGS PER SHARE                                                        $          0.40     $           0.48
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
     PER SHARE CALCULATIONS
                                                                                           36,914              40,276
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $          0.15     $          0.12
                                                                                  =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                    February 28,        February 28,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        124,803    $        137,313
COST OF SALES                                                                               80,809              83,596
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                43,994              53,717
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                 11,786              10,076
   Selling                                                                                   7,316               6,552
   General and administrative                                                               13,452               9,444
                                                                                  -----------------   ------------------
                                                                                            32,554              26,072
                                                                                  -----------------   ------------------
OPERATING INCOME                                                                            11,440              27,645

INTEREST INCOME, NET                                                                         1,205               1,099
OTHER EXPENSE, NET                                                                          (1,933)             (2,480)
EQUITY IN NET LOSS OF AFFILIATE                                                             (1,594)             (1,386)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                 (701)             (2,345)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                   8,417              22,533
INCOME TAX EXPENSE                                                                          (3,192)             (7,690)
                                                                                  -----------------   ------------------

NET INCOME                                                                                   5,225              14,843

DIVIDENDS ON PREFERRED STOCK                                                                  (320)               (256)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $          4,905    $         14,587
                                                                                  =================   ==================

BASIC EARNINGS PER SHARE                                                          $           0.14    $           0.38
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                                                                  35,882              38,653
                                                                                  =================   ==================

DILUTED EARNINGS PER SHARE                                                        $           0.14    $           0.37
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                                                                  37,145              40,124
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.30    $           0.24
                                                                                  =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                           February 28,          August 31,          February 28,
                                                                               2006                 2005                 2005
                                                                        -------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                               $           13,420    $         93,075     $        110,632
Receivables, net                                                                 138,193               228,800              139,330
Inventories                                                                       69,389                26,625               56,861
Prepaid expenses                                                                   1,657                 1,874                2,038
Deferred income taxes                                                              6,047                 6,305                6,725
                                                                        -------------------   -----------------    -----------------
    Total current assets                                                         228,706               356,679              315,586
PROPERTY, PLANT AND EQUIPMENT, NET                                                61,507                60,158               62,005
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                          4,183                 4,183                4,183
INTANGIBLES, net                                                                   8,459                 5,960                5,757
OTHER ASSETS                                                                       1,214                 1,446                1,545
DEFERRED INCOME TAXES                                                             11,238                10,758                9,685
                                                                        -------------------   -----------------    -----------------
TOTAL ASSETS                                                            $        315,307      $        439,184     $        398,761
                                                                        ===================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable and current maturities of long-term debt                  $          8,448      $         10,078     $         11,405
Accounts payable                                                                  21,776                18,218               19,466
Accrued expenses                                                                 120,814               221,824              108,508
Income taxes payable                                                               8,872                12,893               10,712
                                                                        -------------------   -----------------    -----------------
     Total current liabilities                                                   159,910               263,013              150,091
                                                                        -------------------   -----------------    -----------------
LONG-TERM DEBT                                                                     3,471                 7,271               11,109
                                                                        -------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                  5,577                 4,877                6,572
                                                                        -------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
  Series A Junior Participating Preferred, par value $0.10 per share;
     501,989, 456,989, 456,989 shares authorized; no shares issued or
     outstanding;                                                                      -                     -                    -
  Series M  Convertible  Non-Voting  Preferred,  par  value  $0.l0 per share;
     1,066,667 shares authorized, issued and outstanding                             107                   107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
     40,965,695, 40,928,929 and 40,788,040 shares issued;
     35,495,589, 36,099,823 and 39,120,574 shares outstanding                      4,097                 4,093                4,079
Capital in excess of par value                                                    83,989                81,640               78,340
Retained earnings                                                                193,933               199,742              182,071
Accumulated other comprehensive loss                                              (3,440)               (4,305)              (1,889)
Treasury stock, at cost; 5,470,106, 4,829,106 and 1,667,466 shares              (132,337)             (117,254)             (31,719)
                                                                        -------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                       146,349               164,023              230,989
                                                                        -------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $        315,307      $        439,184     $        398,761
                                                                        ===================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                           February 28,         February 28,
                                                                              2006                  2005
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                            $          5,225     $         14,843
   Adjustments to reconcile net income to net cash used in
     operating activities:
       Depreciation and amortization                                                4,358                4,265
       Loss (gain) on sale of assets                                                   59                 (323)
       Equity in net loss of affiliate                                              1,594                1,386
       Foreign exchange loss (gain)                                                    33                 (219)
       Accretion of debt discount                                                     227                  389
       Minority interest in earnings of subsidiaries                                  701                2,345
       Stock-based compensation expense                                             1,641                    -
       Change in deferred income taxes                                               (229)                 974
       Changes in assets and liabilities:
              Receivables                                                          90,695               45,851
              Inventories                                                         (42,340)             (26,260)
              Prepaid expenses                                                        226                 (118)
              Intangibles and other assets                                            (52)                (370)
              Accounts payable                                                      3,374               (4,591)
              Accrued expenses                                                   (101,331)             (79,431)
              Income taxes                                                         (4,070)               3,987
                                                                         ------------------   -----------------
              Net cash used in operating activities                               (39,889)             (37,272)
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (5,336)              (3,561)
  Sale of investments and property                                                     23                  388
  Acquisition of Vikki's Agrotech Pvt. Ltd.                                        (2,620)                   -
  Investment in affiliate                                                          (1,525)              (1,550)
                                                                         ------------------   -----------------
              Net cash used in investing activities                                (9,458)              (4,723)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                      (5,925)                   -
  Dividends paid                                                                  (11,034)              (9,580)
  Proceeds from short-term debt                                                       266
  Minority interest in dividends paid by subsidiary                                     -                 (359)
  Payments to acquire treasury stock                                              (15,083)                   -
  Proceeds from exercise of stock options                                             712               11,855
                                                                         ------------------   -----------------
              Net cash (used in) provided by financing activities                 (31,064)               1,916
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            756                1,124

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (79,655)             (38,955)
CASH AND CASH EQUIVALENTS, August 31                                               93,075              149,587
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, February 28                                   $          13,420    $        110,632
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the six months for:
      Interest, net of capitalized interest                              $              -     $              -
      Income taxes paid                                                  $          6,859     $          1,645

   Non-cash financing activities:
      Tax benefit of stock option exercises                              $            708     $          2,298
